Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,160,670
Unrealized Gain (Loss) on Market Value of Futures	(2,440,160)
Interest Income	236
Total Income (Loss)	$(1,279,254)

Expenses
Investment Advisory Fee	$6,334
Brokerage Commissions	1,695
NYMEX License Fee	245
Non-interested Directors' Fees and Expenses	54
Other Expenses	16,800
Total Expenses	25,128
Expense Waiver	(15,216)
Net Expenses	$9,912
Net Gain (Loss)	$(1,289,166)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/10	$14,391,984
Net Gain (Loss)	(1,289,166)

Net Asset Value End of Period	$13,102,818
Net Asset Value Per Unit (300,000 Units)	$43.68

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502